Exhibit (h)(1)(i)

May 1, 2009

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated April 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Russell™ Large Cap Growth Index Portfolio, ING Russell™ Large Cap Value Index Portfolio, ING Russell™ Mid Cap Growth Index Portfolio, and ING Hang Seng Index Portfolio, each a newly established series of ING Variable Portfolio, Inc. (collectively, the “Portfolios”), effective May 1, 2009, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fees indicated for the Portfolios, is attached hereto.

The Amended Schedule A has also been updated to reflect the name change of ING BlackRock Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Opportunities Portfolio, the name change of ING Lehman Brothers U.S. Aggregate Bond Index® Bond Portfolio to ING U.S. Bond Index Portfolio, the name change of ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio, the name change of ING Russell™ Global Large Cap Index 85% Portfolio to ING Russell™ Global Large Cap Index 75% Portfolio, the name change of ING VP Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio, the name change of ING VP Index Plus MidCap Portfolio to ING Index Plus MidCap Portfolio, the name change of ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio, and the name change of ING VP Small Company Portfolio to ING Small Company Portfolio.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	TING Variable Portfolios, Inc.

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Administrative Services Fee
Series	(as a percentage of managed assets)
ING BlackRock Global Science and Technology Opportunities Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Global Equity Option Portfolio	0.10%

ING Hang Seng Index Portfolio	0.10%

ING Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING International Index Portfolio	0.10%

ING Morningstar U.S. Growth Index Portfolio	0.10%

ING Opportunistic LargeCap Growth Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Opportunistic LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Russell™ Global Large Cap Index 75% Portfolio	0.10%

ING Russell™ Large Cap Growth Index Portfolio	0.10%

ING Russell™ Large Cap Value Index Portfolio	0.10%

ING Russell™ Mid Cap Growth Index Portfolio	0.10%

ING Russell Large Cap Index Portfolio	0.10%

ING Russell™ Mid Cap Index Portfolio	0.10%

ING Russell™ Small Cap Index Portfolio	0.10%

ING Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING U.S. Bond Index Portfolio	0.10%

ING U.S. Government Money Market Portfolio	0.10%

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%